EXHIBIT 10.12

                         TELEMARKETING SERVICE AGREEMENT


This Telemarketing Service Agreement ("Agreement") is entered into effective as of March 23rd, 2001 (the "Effective Date"), by and between INTERCALLNET, INC. and Summer Rain, with reference to the following facts:

         WHEREAS, INTERCALLNET, Inc., hereafter will be referred to as ICN, offers telemarketing services to existing, inactive and potentially new customers for Summer Rain.

         WHEREAS, Summer Rain, which will hereafter be referred to as S.R., offers Lawn Care Services to consumers and business associates.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which hereby is acknowledged by all parties it is agreed by and between ICN and S.R. as follows:


                                 1. DEFINITIONS

The items set forth below shall have the following meaning in this Agreement.

1.0 "Pilot Project" shall be the calling by telephone on behalf of S.R. for the purposes of setting appointments for S.R. sales personnel during the initial 30-45 day period.

1.1 "Billing Hour" shall be increment of time, spent by individual telesales representatives (TSR's) exclusively assigned to the pilot project. (NOTE: The TSR will be available to receive incoming or outgoing calls from automated telephony during a billing hour).

1.2 "Customer(s)" shall consist of consumers and/or businesses that S.R. has approved for contact with ICN on both incoming and outgoing phone calls.

1.3 "List(s)" are leads, which are generated, from S.R.'s existing database and/or are derived from ICN's resources.

1.4 "Scrubbing" is the term that shall mean the merging and purging of leads against any other designated list.

                         2. REPRESENTATION OF SERVICES

2.1 ICN will provide trained, competent, teleservice representatives (TSR's) to perform outgoing and/or incoming calls to set appointments for S.R. sales representatives

2.2 ICN will provide one (1) Supervisor for every 16 TSR's for Outbound project.

2.3      ICN will provide one (1) Quality Assurance Monitor per 16 TSR's.


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2.4      S.R. will provide an Account Manager for the purpose of initial training and ongoing support during the program period.

2.5 ICN will provide S.R. with a list of confirmed appointments and required information on Homeowners on a daily basis.

2.6 ICN, with the assistance of S.R., will develop scripting and training programs for the project. Initially, a pilot program will be implemented utilizing 2-3 TSR's and a Supervisor / Quality Assurance Monitor in order to refine scripting and strategies. An Account Manager will also be assigned to the program at this time. Once the pilot program produces desired results, the calling and staffing will be expanded to meet S.R. requirements as defined by S.R. and set forth in a new services agreement.

2.7 S.R. shall be responsible for providing the necessary quantity of qualified leads to maintain the pilot project. ICN shall be responsible for scrubbing all lead lists.


                            3. TERMS AND CONDITIONS

3.1 The term of this Agreement will commence on the effective date and, except as provided below and in paragraphs 3.5 & 3.9 hereof, will continue thereafter for a period of 45 days from the date of the first contact with Homeowners.

3.2 There will be a charge for programming and Pilot Project set up in the amount of * . Set-up fee is to be paid upon agreement

3.3 The charge for Training will consist of the TSR hourly cost for the time in training at * per hour.

3.4 Commissions -For the duration of this pilot Program, the standard hourly billing for telesales agents, will not be in effect. In place of hourly billing, ICN will be paid a fee of * per appointment set.
         An appointment, for the S.R. Program, occurs when a prospect agrees to allow a S.R. representative to visit their property, conduct an analysis, and leave an estimate on Homeowner's door.

3.5 Both parties agree that after the initial pilot project is completed, the term and payment terms of this contract will be adjusted based on the results of the pilot. The adjustment will be based on the number of appointments set per hour (APH) with the objective of reaching a * per hour billing rate.

3.6      There will be * for any reports.

3.7 S.R. nor ICN will not be responsible for any unauthorized claims of benefits derived from their products or misrepresentations made by employees of the other.

                       *CONFIDENTIAL TREATMENT REQUESTED*

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3.8      Payment for services rendered by ICN will be billed every Friday to include all appointments set for that week and payment is due within seven (7) days of the billing date.

3.9 Termination - either party upon written notice may terminate this agreement immediately, in the event that either party violates or fails to fully comply with any of the conditions or covenants required. In the event of termination, ICN will be paid for all appointments set and kept as of the date of termination.


                            4. COMPETITIVE AGREEMENTS

4.1 ICN agrees not to divulge any product information or any confidential information about S.R. to any competitive organization(s).

4.2 S.R. agrees not to divulge any of ICN's proprietary information including methodologies and utilization of technologies within the call centers to any competitive organization(s).


IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective date.

"INTERCALLNET, INC."

By   /s/ Paul Cifaldi
    -----------------------------------

Print Name:    Paul Cifaldi
             --------------------------

Title:    Chief Operating Officer          Date:   March 30, 2001
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"SUMMER RAIN"

By   /s/ Eric R. Wilson
    -----------------------------------

Print Name:   Eric R. Wilson
             --------------------------

Title:    President                        Date:   March 29, 2001
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